As filed with the Securities and Exchange Commission on June 16, 2008

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Magma Design Automation, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0454924
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1650 Technology Drive

San Jose, California 95110

(Address of Principal Executive Offices)

Magma Design Automation, Inc. 2001 Stock Incentive Plan

Magma Design Automation, Inc. 2001 Employee Stock Purchase Plan

(Full Title of the Plan)

Rajeev Madhavan

Chief Executive Officer

Magma Design Automation, Inc.

1650 Technology Drive

San Jose, California 95110

(408) 565-7500

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Karen K. Dreyfus, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐        Accelerated filer  ☒        Non-accelerated filer  ☐        Smaller reporting company  ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.0001 par value per share, issuable under the 2001 Stock Incentive Plan	2,824,683(1) shares	$6.8150(2)	$19,250,214.65(2)	$ 757.00(2)
Common Stock, $0.0001 par value per share, issuable under the 2001 Employee Stock Purchase Plan	1,256,368(1) shares	$5.7928(3)	$ 7,277,888.55(3)	$ 287.00(3)
TOTALS	4,081,051(1) shares		$26,528,103.20	$1,044.00

(1)

This Registration Statement covers, in addition to the number of shares of Magma Design Automation, Inc., a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.0001 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Magma Design Automation, Inc. 2001 Stock Incentive Plan, as amended, and the Magma Design Automation, Inc. 2001 Employee Stock Purchase Plan, as amended (together, the “Plans”), as a result of one or more adjustments under the Plans to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

Pursuant to Securities Act Rule 457(h), solely for the purpose of calculating the registration fee, the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 11, 2008, as quoted on the Nasdaq Global Market.

(3)

Pursuant to Securities Act Rule 457(h), solely for the purpose of calculating the registration fee, the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 11, 2008, as quoted on the Nasdaq Global Market, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plans and consists of only those items required by General Instruction E to Form S-8. The contents of the Company’s Form S-8 Registration Statements filed with the Commission on June 6, 2007 (Commission File No. 333-143551), on March 10, 2006 (Commission File No. 333-132333), on February 9, 2005 (Commission File No. 333-122656), on January 30, 2004 (Commission File No. 333-112326), on August 29, 2003 (Commission File No. 333-108348), on July 12, 2002 (Commission File No. 333-92324) and on November 30, 2001 (Commission File No. 333-74278), are incorporated by reference.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for its fiscal year ended April 6, 2008, filed with the Commission on June 16, 2008 (Commission File No. 000-33213);

(b)	The Company’s Current Report on Form 8-K, filed with the Commission on May 1, 2008 (Commission File No. 000-33213);

(c)	The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on October 3, 2001 (Commission File No. 000-33213), and any other amendment or report filed for the purpose of updating such description; and

(d)	The Company’s Registration Statements on Form S-8 relating to the Plans, filed with the Commission on June 6, 2007 (Commission File No. 333-143551), on March 10, 2006 (Commission File No. 333-132333), on February 9, 2005 (Commission File No. 333-122656), on January 30, 2004 (Commission File No. 333-112326), on August 29, 2003 (Commission File No. 333-108348), on July 12, 2002 (Commission File No. 333-92324) and on November 30, 2001 (Commission File No. 333-74278).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 8. Exhibits

See the attached Exhibit Index at page 6, which is incorporated herein by reference.

[Signature Pages Follow]

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 16, 2008.

MAGMA DESIGN AUTOMATION, INC.

By:	/s/ Rajeev Madhavan
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Rajeev Madhavan and Peter S. Teshima, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rajeev Madhavan Rajeev Madhavan	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 6, 2008

/s/ Peter S. Teshima Peter S. Teshima	Corporate Vice President - Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	June 10, 2008

/s/ Timothy J. Ng Timothy J. Ng	Director	June 10, 2008

/s/ Chester J. Silvestri Chester J. Silvestri	Director	June 10, 2008

/s/ Susumu Kohyama Susumu Kohyama	Director	June 10, 2008

/s/ Kevin C. Eichler Kevin C. Eichler	Director	June 10, 2008

/s/ Roy E. Jewell Roy E. Jewell	Director	June 10, 2008

/s/ Thomas M. Rohrs Thomas M. Rohrs	Director	June 10, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Magma Design Automation, Inc. 2001 Stock Incentive Plan. (Filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K, filed with the Commission on June 16, 2008 (Commission File No. 000-33213) and incorporated herein by this reference.)

4.2	Magma Design Automation, Inc. 2001 Employee Stock Purchase Plan. (Filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K, filed with the Commission on June 16, 2008 (Commission File No. 000-33213) and incorporated herein by this reference.)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation (opinion re legality).

23.1	Consent of Grant Thornton LLP (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (See Page 5 of this Registration Statement).